Exhibit 32.1
Certification of CEO and CFO Pursuant to
18 U.S.C. Section 1350,
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
In connection with the Quarterly Report on Form 10-Q of US Airways Group, Inc. (the Company) for the quarterly period ended September 30, 2009 as filed with the Securities and Exchange Commission on the date hereof (the Report), W. Douglas Parker, as Chief Executive Officer of the Company, and Derek J. Kerr, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:
(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ W. Douglas Parker
Name:	W. Douglas Parker
Title:	Chief Executive Officer
Date:	October 21, 2009

/s/ Derek J. Kerr
Name:	Derek J. Kerr
Title:	Chief Financial Officer
Date:	October 21, 2009
This certification is being furnished to accompany the Report pursuant to 18 U.S.C. § 1350 and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.